SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): November 27, 2002

                           ROHN Industries, Inc.
           (Exact name of registrant as specified in its charter)

Delaware                    File No. 1-8009             36-3060977
(State of incorporation)    (Commission File Number)    (IRS Employer
                                                        Identification No.)




6718 West Plank Road, Peoria, Illinois                       61604
(Address of principal executive offices)                     (zip code)

Registrant's telephone number, including area code:     (309) 697-4400

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Item 2.   ACQUISTIION OR DISPOSITION OF ASSETS

     On November 27, 2002, ROHN Industries, Inc. and certain of its subsidiaries entered into an agreement with PFrank LLC, an affiliate of Platinum Equity LLC, and Platinum Equity LLC to sell substantially all of the Company's assets (including those of its subsidiaries) to PFrank LLC. The Asset Purchase Agreement, dated November 27, 2002, by and among ROHN Industries, Inc., certain of its subsidiaries, PFrank LLC and Platinum Equity LLC, is attached hereto as Exhibit 99.2.

     The assets to be sold are those assets relating to the Company's towers division, enclosures division, accessories division and construction services division as well as the Company's operations in Mexico. This includes the Company's facilities located in Peoria, Illinois, Frankfort, Indiana and Bessemer, Alabama. The Company's facilities located in Casa Grande, Arizona are not included in this transaction.

     The purchase price for the transaction is equal to $8.75 million, plus the assumption of certain liabilities. Platinum has agreed to assume certain current liabilities of the Company that relate to the divisions and assets it has agreed to purchase (including those current liabilities of its subsidiaries), liabilities related to the Company's pension plan, certain environmental liabilities related to the Company's facilities in Peoria, Illinois, and the Company's liabilities relating to its retiree health plans. The purchase price is subject to both a pre-closing and post-closing adjustment based on the net working capital of the purchased divisions at the closing.

     The consummation of the transaction is subject to the approval of the Company's majority stockholder and the lenders under the Company's bank credit facility, as well as the satisfaction or waiver of several other conditions. The parties to the Asset Purchase Agreement may terminate the agreement upon the occurrence of any one of several events. The parties to the Asset Purchase Agreement expect that, if the transaction is consummated, it will close at the end of December 2002.

     The terms and conditions of the proposed disposition of assets and the Asset Purchase Agreement are contained in the Asset Purchase Agreement, which is attached hereto as Exhibit 99.2. The foregoing description of the terms and conditions of the Asset Purchase Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Asset Purchase Agreement.

     In connection with the execution of the Asset Purchase Agreement, the parties thereto executed a letter agreement, dated November 27, 2002. A copy of the letter agreement is attached hereto as Exhibit 99.3.

Item 5.   OTHER EVENTS

On November 27, 2002, ROHN Industries, Inc. issued a press release. The press release is attached hereto as Exhibit 99.2.

On November 29, 2002, ROHN Industries, Inc. issued a press release. The press release is attached hereto as Exhibit 99.2.

On December 2, 2002, ROHN Industries, Inc. issued a press release. The press release is attached hereto as Exhibit 99.2.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

     In connection with the incorporation by reference of ROHN Industries, Inc.'s audited financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2001, the Company's independent auditors, PricewaterhouseCoopers LLP, reissued its report in connection with those financial statements and the Company revised a footnote to those financial statements. The revised footnote no. 20 and PriceWaterhouseCooper's report are attached hereto as Exhibit 99.7 and Exhibit 99.8. PriceWaterhouseCooper's consents are attached hereto as Exhibit 99.9 and
Exhibit 99.10.

          (c)  Exhibits

               Exhibit 99.1 Cautionary statement regarding risks and uncertainties relating to our forward looking statements (incorporated herein by reference to Exhibit 99.1 to ROHN's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

               Exhibit 99.2 Asset Purchase Agreement, dated November 27, 2002, by and among ROHN Industries, Inc., certain of its subsidiaries, PFrank LLC and Platinum Equity LLC.

               Exhibit 99.3 Letter agreement, dated November 27, 2002, by and among ROHN Industries, Inc., certain of its subsidiaries, PFrank LLC and Platinum Equity LLC.

               Exhibit 99.4 Press Release, dated November 27, 2002, issued by ROHN Industries, Inc.

               Exhibit 99.5 Press Release, dated November 29, 2002, issued by ROHN Industries, Inc.

               Exhibit 99.6 Press Release, dated December 2, 2002, issued by ROHN Industries, Inc.

               Exhibit 99.7 Revised Footnote no. 20 to Consolidated Financial Statements of ROHN Industries, Inc. and subsidiaries for the year ended December 31, 2001.

               Exhibit 99.8 Report of PriceWaterhouseCoopers LLP, dated February 20, 2002, and restated as of November 29, 2002.

               Exhibit 99.9 Consent of PriceWaterhouseCoopers LLP, dated November 29, 2002.

               Exhibit 99.10 Consent of PriceWaterhouseCoopers LLP, dated November 29, 2002.


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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     ROHN INDUSTRIES, INC.



Dated:  December 3, 2002         By: /s/ Alan R. Dix
                                     ---------------------------------
                                       Alan R. Dix
                                       Vice President and
                                       Chief Financial Officer